EXHIBIT 2.1
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            1.   STRATEGIC ALLIANCE AGREEMENT
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                        AGREEMENT
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This Agreement ("Agreement") is made and entered into as of the 30 day of August, 2000 by and between Pangea Petroleum Corporation, a Colorado Corporation ("Pangea"), Pangea Services, Inc., a Texas corporation and a wholly owned subsidiary of Pangea ("PSI"), Paradigm Advanced
Technologies, Inc., a Delaware Corporation (hereinafter referred to as "Paradigm"), and Marc H. Nathan.
WITNESSETH:
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This Agreement is made with reference to the following
facts:
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1.     WorldLink USA, L. L. C., a newly formed Nevada
Limited liability company ("WorldLink"), is a development stage company that owns or licenses video Streaming technology and a library of concerts previously broadcast over the Internet (the "WorldLink Business"), and has been a provider of on-site live media production and hosting for Microsoft Windows Media technologies, on-demand content hosting services and Audio Streaming Format ("ASF") production.
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2.     Pangea is engaged in the business of oil and gas
production, real estate investment, and providing consulting and public relations services to new companies in the United States either directly or through its subsidiaries and affiliated companies;
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3.     Paradigm is a development stage company engaged in
the business of developing, marketing and selling digital image and interactive global positioning system ("G.P.S.") tracking technology in North America, South America, Europe and Asia (the "G.P.S. Business");
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4.     Pangea has assisted and has agreed to continue to
assist Paradigm as stated in this Agreement in connection with the development, launch and expansion of the G.P.S. Business;
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5.     PSI owns and controls all of the outstanding Class A
Membership Units of WorldLink and Marc H. Nathan owns and controls all of the outstanding Class B membership units of WorldLink. Marc H. Nathan desires to surrender and release his Class B membership units to WorldLink as provided in this Agreement.
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6.     Paradigm and Pangea desire to combine their
respective capabilities in the further development of the WorldLink Business by each holding 50% of the membership units of WorldLink.
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NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained the parties hereto agree as
follows:
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7.     ENGAGEMENT.  Pangea has provided to Paradigm, and
Paradigm hereby engages Pangea to continue to provide, and Pangea hereby agrees to provide to Paradigm the following services (the "Engagement Activities"):
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     a.     Assisting Paradigm in developing financing
presentations and informational materials;
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     b.     Identifying, contacting and facilitating
meetings with potential financing sources;
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     c.     Identifying and facilitating meetings with
potential strategic partners regarding the Business;
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     d.     Consulting with Paradigm to develop and
implement an effective investor relations and communications program;
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     e.     Consulting with Paradigm to develop and
implement an effective public relations program; and
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     f.     Such other consulting services as Paradigm and
Pangea may from time to time agree.
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Pangea may from time to time represent other parties who may be competitors with Paradigm in a general sense; provided, however, that Pangea will not during the Term, without Paradigm's prior written consent, represent any party other than Paradigm with regard to a transaction involving the G.P.S. Business.
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8.     DUTIES OF PANGEA.  Pangea shall utilize information
supplied by Paradigm with regard to Pangea's development and preparation of presentation materials relating to the Business, in representing Paradigm and in performing each of the Engagement Activities. Pangea agrees that it is not an agent of Paradigm and may not bind or obligate Paradigm in any way. Pangea agrees to keep Paradigm informed as to the status of Pangea's contacts and discussions in fulfillment of the Engagement Activities.
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9.     TERM.  The initial term of this Agreement shall
commence on the date set forth above and shall terminate on the 3rd anniversary of the date of this Agreement. Thereafter, this Agreement shall continue indefinitely on a day-to-day basis until canceled by written notice from either party to the other. The entire time period that this Agreement is in effect, as stated above, shall be referred to as the "Term."
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At the end of the Term, Pangea shall provide Paradigrn with a list of any and all financing sources, potential strategic partners and media representatives that either Pangea introduced to Paradigm or which had substantive conversations with Pangea or Paradigm during the Term, relative to any proposed financing, potential strategic alliance or public relations or investor relations program for Paradigm.
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10.     MUTUAL CONSIDERATION.  In consideration of Pangea's
performance of the Engagement Activities and Pangea's issuance of the Pangea Securities (as defined below) on the one hand, and in consideration of Paradigm's issuance of the Paradigm Securities (as defined below) to Pangea, on the other hand, and in consideration of Marc H. Nathan's surrender and release of the WorldLink Class B membership units, the parties hereto hereby agree as follows:
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a.     Issuance of Paradigm Securities.
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     i.     Paradigm Common Shares.  On the Closing Date (as
defined below), Paradigm will issue and deliver to WorldLink a certificate or certificates for an aggregate of 7.5 million shares (the "Paradigm Shares") of Paradigm common stock, par value $0.0001 per share (the "Paradigm Common Stock");
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     ii.     Paradigm Warrants.  On the Closing Date,
Paradigm will issue and deliver to WorldLink a warrant or warrants for an aggregate of 12.5 million shares of Paradigm Common Stock in the form of Exhibit A hereto (the "Paradigm Warrants" and collectively with the Paradigm Common Stock issuable upon exercise of the Paradigm Warrants and the Paradigm Shares, the "Paradigm Securities"); and
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     iii.     Voting and Transfer Agreement.  As a material
inducement and condition precedent to Paradigm issuing the Paradigm Securities to WorldLink, at the Closing (as defined below) WorldLink will execute and deliver to Paradigm a voting and transfer agreement substantially in the form of Exhibit B hereto (the "Paradigm Voting and Transfer Agreement").
b.     Issuance of Pangea and WorldLink Securities.
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     i.     Pangea Warrants and Issuance of WorldLink Class
A Membership Units to Pangea. On the Closing Date Pangea will issue and deliver to WorldLink a warrant or warrants for an aggregate of 12.5 million shares of Pangea common stock, par value $0.001 per share (the Pangea Common
Stock"), in the form of Exhibit C hereto (the "Pangea Warrants") in exchange for 499,000 Class A membership units (the "WorldLink Contribution"). The Pangea Warrants and the Pangea Common Stock issuable upon exercise of the Pangea Warrants are referred to herein collectively as the "Pangea Securities."
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     ii.     Voting and Transfer Agreement.  As a material
inducement and condition precedent to Pangea issuing the Pangea Securities to WorldLink, at the Closing (as defined below) WorldLink will execute and deliver to Pangea a voting and transfer agreement substantially in the form of Exhibit
E hereto (the "Pangea Voting and Transfer Agreement").
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     iii.      Marc H. Nathan Releases and Surrenders
WorldLink Class B Membership Units. As of the date of this Agreement, Marc H. Nathan is the owner and holder of 1,000 Class B membership units of WorldLink, being all of the issued and outstanding WorldLink Class B membership units.
By his execution and delivery of a copy of this agreement, Marc H. Nathan agrees that at the Closing for good and valuable consideration to be paid to him by Pangea, he will surrender and cancel his 1,000 Class B membership units and release any claim that he may have in and to any membership interests in WorldLink.
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     iv.     Transfer of WorldLink Membership Units to
Paradigm. On the Closing Date, WorldLink will issue and deliver a certificate for 500,000 WorldLink Class B membership units to Paradigm, being all of the issued and outstanding Class B membership units, and representing 50%
of the outstanding membership interests in WorldLink.
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c.     Amendment and Restatement of WorldLink Operating
Agreement.
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Prior to the Closing Date, Pangea will cause WorldLink to
amend and restate its Operating Agreement in the form attached as Exhibit D hereto to provide for the following
(as so amended, the "Amended and Restated WorldLink
Operating Agreement"):
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     i.     Mutual voting and control of WorldLink shall be
by a board of directors consisting of two (2) people. One director shall be elected by a majority of holders of the issued and outstanding Class A membership units, and one director shall be elected by a majority of holders of the issued and outstanding Class B membership units.
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     ii.     The Class A membership units shall be assigned
a liquidation preference in and to the Paradigm Securities, and the Class B membership units shall be assigned a liquidation preference in and to the Pangea Securities. On liquidation, after payment of all debts, liabilities and claims against Company, the Paradigm Securities shall be distributed to the holders of the Class A membership units pro rata to the number of shares that each holds; and the Pangea Securities shall be distributed to the holders of the Class B membership units prorata to the number of shares that each holds.
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     iii.      WorldLink may be liquidated by vote of at
least a 2/3 majority of both Class A and Class B membership units at any time; or by a vote of at least a 2/3 majority of holders of either Class A or Class B membership units one year after the Closing Date.
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     The closing of the transactions contemplated by this
Agreement (the "Closing") shall take place at the offices of Martin R. Nathan at 1980 Post Oak Boulevard, Suite 1777, Houston, Texas 77056 (with executed documents to be delivered to Steve Bingaman, of Appleby Partners, Ltd., at 551 Fifth Ave, Suite 1625, in New York City, NY 10176 (Tel:
212-682-6160; Fax: 212-682-6194) on July  , 2000 at 11:00 am
in, or on such other date and time as the parties may mutually agree (the "Closing Date"). Except as otherwise provided in Section 8, below, Pangea and Paradigm shall each be responsible for their own expenses relating to the negotiation and preparation of this Agreement and the Engagement Activities hereunder, including legal, accounting and Closing costs.
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11.     CONFIDENTIALITY.  Subject to and except where any
legal requirements are imposed on Pangea compelling disclosure, except for disclosures to prospects or their representatives, and except to the extent such information is generally available to the public at large other than as
a result of disclosure by Pangea, or received by Pangea from a source not known by Pangea to be bound by a duty of confidentiality with respect to such information, Pangea shall consider all information received from Paradigm pursuant to this Agreement as proprietary and confidential. Similarly, subject to and except where any legal requirements are imposed on Paradigm compelling disclosure, except for disclosures required to be made in compliance with applicable United States federal, state, or foreign securities laws, except for disclosures to prospects or their representatives in connection with the development of the WorldLink Business, and except to the extent such information is generally available to the public at large other than as a result of disclosure by Paradigm or received by Paradigm from a source not known by Paradigm to be bound by a duty of confidentiality with respect to such information, Paradigm shall consider all information received from or at the direction of Pangea pursuant to this Agreement regarding Pangea as proprietary and confidential.
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12.     PANGEA'S REPRESENTATIONS, WARRANTIES AND COVENANTS.
In addition to its representations, warranties and covenants contained elsewhere in this Agreement, Pangea , on behalf of itself and WorldLink, warrants, represents and covenants to Paradigm that, as of the date of this Agreement and as of the Closing Date:
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     a.     Pangea (by itself and as sole shareholder of
PSI) has full authority to make and perform this Agreement
in accordance with its terms;
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     b.     The making or performance of this Agreement by
Pangea will not violate any rights of, agreements with, or obligations to any third parties;
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     c.     There are no statutory or, to the best of
Pangea's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Pangea Securities hereunder or the issuance of the
Pangea Common Stock upon the exercise of the Pangea
Warrants;
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     d.     Pangea has not violated any applicable United
States federal, state or foreign securities laws in connection with the offer, sale or issuance of the Pangea Securities and the offer, sale and issuance of the Pangea Securities hereunder do not, and the issuance of Pangea Common Stock upon exercise of the Pangea Warrant will not, require registration under the United States Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws;
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     e.     The Pangea Common Stock issuable upon exercise
of the Pangea Warrants has been duly reserved for issuance and, when so issued, will be duly authorized, validly issued and outstanding, fully paid and nonassessable. All of the shares of stock so issued will come with "piggyback registration rights" to be included in any Registration Statement undertaken by Pangea, without cost or expense to Paradigm;
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     f.     Each of Pangea and WorldLink has complied and
will comply with all applicable United States federal,
state, or foreign securities or other laws, rules and regulations relating to the Agreement, the Paradigm Securities, the WorldLink Class A membership interests, the WorldLink Class B Membership interests and the Pangea Securities;
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     g.     WorldLink is duly organized, validly existing
and in good standing under the laws of the State of Nevada, and has all requisite organizational power and authority and all material licenses, permits and authorizations necessary to own its properties and carry out its business. Pangea has transferred and assigned to WorldLink all such assets or licenses which are used in or useful to the conduct of the WorldLink Business (collectively, the "WorldLink Assets"). All of the WorldLink Assets are listed in Schedule 6(g) to this Agreement. WorldLink has good and marketable title to the WorldLink Assets, and none of the WorldLink Assets is subject to any lien, security interest, encumbrance or other adverse claim.
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     h.     Pangea has delivered to Paradigm true and
correct copies of WorldLink's organizational documents as in effect on the date of this Agreement, copies of which are attached as Schedule 6(h) to this Agreement.
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     i.     WorldLink's entire authorized capitalization
consists of (a) 500,000 Class A membership units, 1,000 of which, as of the date of this Agreement, are issued and outstanding and owned and controlled by Pangea, and (b) 500,000 Class B membership units, 1,000 of which, as of the date of this Agreement, are issued and outstanding and owned and controlled by Marc H. Nathan. All of WorldLink's outstanding membership interests are validly issued, fully paid and nonassessable, and are owned by Pangea or Marc H. Nathan, as the case may be, free and clear of any lien, charge, restrictions on transfer or encumbrance.
Immediately following the Closing, Pangea will own and control 500,000 Class A membership units and Paradigm will own and control 500,000 Class B membership units of WorldLink, which will be all of the issued and outstanding WorldLink membership units and all of which shall be validly issued, fully paid and nonassessable. There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Pangea or WorldLink is a party or which are binding upon Pangea or WorldLink providing for the issuance or transfer by
WorldLink of additional membership interests.
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     j.     Except for organizational matters, WorldLink has
not conducted any business, incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise).
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     k.     Marc H. Nathan has full authority to make and
perform this Agreement in accordance with  its terms;
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     l.     Prior to the date of the WorldLink Contribution,
Pangea shall give, and shall cause WorldLink to give, such notices to third parties and shall obtain all third party consents that are required in connection with the WorldLink Contribution, all of which are listed on Schedule 6(l) to this Agreement. The making or performance of this Agreement by Pangea will not violate any rights of, agreements with or obligations to any third parties;
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     m.     As of the Closing Date, Pangea shall have
provided Paradigm with an unaudited pro forma balance sheet of WorldLink dated as of the Closing Date and giving effect to the WorldLink Contribution (the "WorldLink Proforma Balance Sheet"). The WorldLink Proforma Balance Sheet shall be true, correct and complete in all respects. WorldLink is, and immediately following the Closing shall be, solvent;
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     n.     WorldLink has not violated any applicable United
States federal, state or foreign securities laws in connection with the offer, sale or issuance of the Company Securities and the offer, sale and issuance of the Company membership units will not, require registration under the Securities Act or any applicable state securities laws;
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     o.     WorldLink is acquiring the Paradigm Securities
for its own account with the present intention of holding
the Paradigm Securities for purposes of investment, and neither Pangea nor WorldLink has any intention of selling the Paradigm Warrants or the Paradigm Common Stock in a public distribution in violation of the United States federal securities laws or any applicable state or foreign securities laws. Each certificate for the Paradigm Warrant and the Paradigm Common Stock shall be imprinted with a legend in substantially the following form:
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     "The security represented by this certificate was
originally issued on 2000, and has not been registered under the Securities Act of 1933, as amended. The voting and transfer of such security is subject to the conditions specified in the Voting and Transfer Agreement, dated as of 2000 between the issuer hereby (the "Company") and the initial holder thereof, and the Company reserves the right to refuse the transfer of such security until such
conditions have been fulfilled with respect to such
transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge."
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     p.     Pangea will not circumvent or otherwise
frustrate the intent of this Agreement;
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     q.     Pangea hereby agrees to cooperate with Paradigm
and WorldLink, to develop future business opportunities for the WorldLink in internet broadcasting and internet services involving video streaming technology and concerts broadcast on the Internet, and to contribute all such business opportunities, including all opportunities relating to video streaming technology and concerts broadcast on the internet, to WorldLink; and
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     r.     Notwithstanding any other provision of this
Agreement, all representations and warranties and covenants contained herein or made in writing by Pangea in connection herewith shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the Term of this Agreement.
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13. PARADIGM REPRESENTATIONS, WARRANTIES AND COVENANTS.
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Paradigm warrants, represents and covenants to Pangea that:
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     a.     Paradigm has full authority to make and perform
this Agreement in accordance with its terms;
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     b.     The making or performance of this Agreement by
Paradigm will not violate any rights of, agreements with or obligations to any third parties;
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     c.     There are no statutory or, to the best of
Paradigm's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Paradigm Securities hereunder or the issuance of the Paradigm Common Stock upon the exercise of the Paradigm Warrants;
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     d.     Paradigm has not violated any applicable United
States federal, state or foreign securities laws in connection with the offer, sale or issuance of the Paradigm Securities and the offer, sale and issuance of the Paradigm Securities hereunder do not, and the issuance of Paradigm Common Stock upon exercise of the Paradigm Warrants will not, require registration under the Securities Act or any applicable state securities laws;
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     e.     The Paradigm Common Stock issuable upon exercise
of the Paradigm Warrants has been duly reserved for issuance and, when so issued, will be duly authorized, validly issued and outstanding, fully paid and nonassessable. All of the shares of stock so issued will come with "piggyback registration rights" to be included in any Registration Statement undertaken by Paradigm, without cost or expense to Pangea;
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     f.     Paradigm has complied and will comply with all
applicable United States federal, state, local or foreign securities or other laws, rules and regulations relating to the Agreement, the Paradigm Securities and the Pangea Securities;
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     g.     Paradigm is acquiring the Pangea Securities for
its own account with the present intention of holding the Pangea Securities for purposes of investment, and Paradigm has no intention of selling the Pangea Warrants, the Pangea Common Stock or the WorldLink Class B membership units in a public distribution in violation of the United States federal securities laws or any applicable state or foreign securities laws. Each certificate for the Pangea Warrants, the Pangea Common Stock and the WorldLink Class B membership units shall be imprinted with a legend in substantially the following form:
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     "The security represented by this certificate was
originally issued on     , 2000, and has not been registered
under the Securities Act of 1933, as amended."
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     h.     Paradigm will not circumvent or, otherwise
frustrate the intent of this Agreement; and
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     i.     Notwithstanding any other provision of this
Agreement, all representations and warranties contained herein or made in writing by Paradigm in connection herewith shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the Tenn of this Agreement.
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14.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF MARC H.
NATHAN. Marc H. Nathan represents and warrants to Paradigm that he has full capacity and authority to make and perform this Payment in accordance with its terms. Marc H. Nathan is the owner and holder of 1,000 Class B membership units of WorldLink, being all of the issued and outstanding WorldLink Class B membership units, free and clear of any lien, charge, restrictions on transfer or encumbrances.
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15.      MUTUAL INDEMNIFICATION.  Pangea and Paradigm each
agree the party at fault shall hold the other party harmless from and against and shall indemnify fully and forever the other party from any and all losses, claims, damages, liabilities, costs, expenses and fees, including, without limitation, reasonable attorneys' fees incurred in the context of any court, arbitration, administrative or other proceeding, together with the costs incurred in such proceeding (individually and collectively, "Costs") arising from or relating to breach of this Agreement by such indemnifying party. In addition, Pangea hereby agrees to hold Paradigm and its affiliates (each, a "Paradigm Indemnified Party") harmless from and against and shall indemnify the Paradigm Indemnified Parties fully and forever for any and all Costs incurred by any Paradigm Indemnified Party arising directly or indirectly, as a result of, or otherwise as a consequence of any existing WorldLink liabilities, obligations, losses, claims, damages, responsibilities, expenses or fees (collectively, the "WorldLink Excluded Liabilities") other than WorldLink current trade payables or debts directly attributable to the WorldLink Business arising after the Closing Date.
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16.      ARBITRATION.  Any claims or controversies relating
to this Agreement shall be heard and resolved by arbitration held in the English language under the auspices and rules of the American Arbitration Association ("AAA"). Venue of all arbitration shall be New York, New York. Arbitration shall be before one (1) arbitrator (a) selected by mutual agreement of the parties reached fifteen (15) days after the AAA has sent confirmation of notice of filing of the demand for arbitration, or, (b) if no mutual agreement can be reached within that time, appointed by the AAA. Such arbitrator shall be an attorney at law who has practiced law for at least ten (10) years in either general commercial litigation or general corporate and commercial matters. The arbitration shall not be empowered to award punitive damages or damages in excess of actual damages. Any award of arbitration shall be in United States Dollars if monetary in nature, shall be final and legally binding, may be entered into judgment in any court of competent jurisdiction, and may be enforced in any jurisdiction in which the party against whom enforcement is sought maintains assets. Except as required by applicable law, all arbitration and related proceedings and any evidence submitted therein (and particularly, but without limitation, any trade secrets, intellectual property and other information in which either of the parties has an expectation of privacy) shall be kept confidential. This Agreement and all matters related hereto shall be governed by the internal laws the State of Delaware without reference to conflicts of laws principles or principles of comity.
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17.     NOTICES.  Any notice from one party to the other
sent and received within the United States, shall be sent
(a) via first class certified mail, return receipt requested or (b) via nationally-recognized overnight courier capable of verifying delivery, marked for next business day delivery and shall be deemed received upon the earlier of (i) the date of actual receipt and (ii) five days following deposit with the U.S. Postal Service. Notices sent or received outside the United States shall be sent via internationally recognized overnight courier capable of verifying delivery, marked for second business day delivery and shall be deemed received upon the earlier of (i) the date of actual receipt or (ii) two business days following deposit with such courier. Herein, "business day" means a day on which such courier is open for business within the jurisdiction to which notice is delivered. Notices shall be in writing, addressed to the person to be noticed at the address below or to such other person and/or address as may be designated from time to time in writing by such party to be noticed, and all applicable courier or postage fees shall be prepaid by the noticing party.
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
     If to Pangea or to                    If to Paradigm:
     Marc H. Nathan:
                                           25 Leek Crescent
     1980 Post Oak Blvd., # 1 777          Richmond Hill
     Houston, TX 77056                     Ontario
     U. S. A.                              Canada M3C 3N6
     Attention: Marc H. Nathan             Attention: David Kerzner

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18.     SEVERABILITY. The invalidity or illegality of any
provision or term contained in or made a part of this Agreement shall not affect the validity of the remainder of this Agreement.
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19.     ENTIRE AGREEMENT CONSTRUCTION. This Agreement
contains all of the terms agreed upon by the parties with respect to the subject matter hereof, and there are no representations or understanding between the parties except as provided herein. This Agreement may not be amended or modified in any way except by a writing duly executed by both parties. This Agreement may not be assigned by either party except upon prior written agreement by the other party. Furthermore, both parties have negotiated the terms of this Agreement and have had the opportunity to engage counsel to review the same. Accordingly, this Agreement shall not be construed more strongly in favor or against either party hereto. The headings in this Agreement are inserted for convenience only and shall not affect the construction hereof.
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20.      WAIVER.  No waiver of a breach of or default under
any provision of this Agreement shall be deemed a waiver of any other breach or default under the same or any other provision of this Agreement.
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21.      FAX COUNTERPARTS.  This Agreement may be entered by
the parties by signing any one or more counterparts, all of which shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts shall have been executed by each party and delivered to each other party. This Agreement may be delivered to such other parties via fax. Any party's taxed signature shall be deemed an original and binding signature as of the date set forth above.
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22.      HEADINGS.  The headings in this Agreement are
inserted for convenience only and shall not affect the
construction hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date indicated above.
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                     PARADIGM ADVANCED TECHNOLOGIES, INC.
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                     BY: /s/ David Kerzner
                     -------------------------------------
                             David Kerzner, President
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                     PANGEA PETROLEUM CORPORATION
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                     BY: /s/ Charles B. Pollock
                     ------------------------------------
                             Charles B. Pollock, President
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                     PANGEA SERVICES, INC.
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                     BY: /s/ Marc H. Nathan
                      -----------------------------------
                             Marc H. Nathan, President
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                         /s/ Marc H. Nathan
                         --------------------------------
                             Marc H. Nathan